Exhibit 99.1

Press Release For Immediate Release	Contact: Christopher D. Myers President and CEO (909) 980-4030

CVB Financial Corp. CEO to Meet With Investors in London

Ontario, CA, June 8, 2016 – Christopher D. Myers, President and Chief Executive Officer of CVB Financial Corp., will be hosting one-on-one meetings with investors on Monday, June 13, 2016 at the Keefe, Bruyette & Woods, Inc. 2016 US Regional Leaders Bank Conference at the Corinthia Hotel in London, England.

Mr. Myers’ investor presentation is available on CVB Financial Corp.’s website at www.cbbank.com under the “Investors” tab.

Corporate Overview

CVB Financial Corp. (“CVBF”) is the holding company for Citizens Business Bank. The Bank is the ninth largest bank holding company headquartered in California with assets of approximately $7.9 billion. CVBF recently earned the ranking of “Best Bank in America” according to Forbes’ America’s Best Banks 2016. Citizens Business Bank has 43 Business Financial Centers, eight Commercial Banking Centers, and three trust office locations serving the Inland Empire, Los Angeles County, Orange County, San Diego County, Ventura County, Santa Barbara County and the Central Valley area of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol “CVBF.” For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “Investors” tab.